As filed with the Securities and Exchange Commission on May 16, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-6021257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Anthony J. Orlando
President and Chief Executive Officer
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Timothy J. Simpson, Esq.
Senior Vice President, General Counsel and Secretary
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
and
David S. Stone, Esq.
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class		Proposed Maximum	Maximum	Amount of
of Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share(1)	Offering Price(1)	Fee(1)(2)
Common Stock, $0.10 par value per share
Preferred Stock, $0.10 par value per share
Warrants
Senior Debt Securities
Subordinated Debt Securities

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and such indeterminate principal amount of debt securities, which may be senior or subordinated, of the Registrant as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee, except for $13,050 that has been previously paid with respect to the 17,711,491 shares of the Registrant’s common stock, $0.10 par value, that already were registered pursuant to Registration Statement No. 333-117730 filed on July 28, 2004, and that have not yet been sold. Pursuant to Rule 457(p) under the Securities Act of 1933, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

PROSPECTUS
COVANTA HOLDING CORPORATION
COMMON STOCK
PREFERRED STOCK
WARRANTS
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
Covanta Holding Corporation may offer, from time to time, common stock, preferred stock, warrants, senior debt securities or subordinated debt securities. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.
We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.
Our common stock is traded on the New York Stock Exchange under the symbol “CVA.” Our principal executive offices are located at 40 Lane Road, Fairfield, New Jersey 07004, and our telephone number is (973) 882-9000.
In order to avoid an “ownership change” for federal tax purposes, our certificate of incorporation prohibits any person from becoming a beneficial owner of 5% or more of our outstanding common stock, except under limited circumstances. Consequently, no person may acquire shares of common stock if, after giving effect to that acquisition, the person would beneficially own, either directly or indirectly, 5% or more of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2006.

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION BY REFERENCE	2
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
DESCRIPTION OF THE SECURITIES	4
SELLING STOCKHOLDERS	4
EXPERTS	4
LEGAL MATTERS	5
Legal Opinion of Neal, Gerber & Eisenberg LLP
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
(i)

About This Prospectus
     Unless the context otherwise requires, references in this prospectus to “Covanta” “we,” “our,” “us” and similar terms refer to Covanta Holding Corporation and its subsidiaries; references to “Covanta Energy” refer to Covanta Energy Corporation and its subsidiaries; references to “ARC Holdings” refer to Covanta ARC Holdings, Inc. and its subsidiaries; references to “Ref-Fuel Holdings” refer to Covanta Ref-Fuel Holdings LLC; and references to “NAICC” refer to National American Insurance Company of California and its subsidiaries.
     The prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) we may, from time to time, sell any combination of common stock, preferred stock, warrants, senior debt securities or subordinated debt securities as described in this prospectus, in one or more offerings and (2) selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Covanta and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should assume that the information in this prospectus is accurate only as of the date of this prospectus.
Where You Can Find More Information
     Covanta Holding Corporation
     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the Public Reference Room of the SEC, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on our corporate website, www.covantaholding.com. Our common stock is traded on the New York Stock Exchange. Material filed by us can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, N.Y. 10005.
     Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.
     Covanta Energy Corporation
     As of June 30, 2005, Covanta Energy has not filed periodic reports or other information with the SEC. Covanta Energy’s historic reports and other information filed by Covanta Energy with the SEC can be read and copied at the public reference room of the SEC at the address set forth above. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the public reference room of the SEC, at prescribed rates. Please call the SEC at the number set forth above for further information on the public reference room. Information on Covanta Energy is also available to the public on our corporate website at www.covantaholding.com.

     Covanta ARC Holdings, Inc.
          ARC Holdings is a wholly-owned subsidiary of Covanta and does not currently file periodic reports or other information with the SEC. However, both MSW Energy Holdings LLC and MSW Energy Finance Co. Inc., collectively, and MSW Energy Holdings II LLC, and MSW Energy Finance Co. II, Inc., collectively (both of MSW Energy Holdings II LLC, and MSW Energy Finance Co. II, Inc. are subsidiaries of ARC Holdings), file periodic reports and other information with the SEC. Such reports and other information filed by these entities with the SEC can be read and copied at the public reference room of the SEC at the address set forth above. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the public reference room of the SEC, at prescribed rates. Please call the SEC at the number set forth above for further information on the public reference room. These SEC filings are also available to the public on our corporate website at www.covantaholding.com.
Incorporation By Reference
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which have been filed with the SEC:
     1. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 14, 2006;
     2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 4, 2006;
     3. Our Current Reports on Form 8-K filed April 7, 2005, February 24, 2006, March 6, 2006, March 15, 2006 (Form 8-K including pro forma condensed consolidated statement of operations for the year ended December 31, 2005), March 20, 2006, April 3, 2006 and April 7, 2006 and our Current Report on Form 8-K/A filed on May 12, 2005; and
     4. The description of our common stock on Form 8-A filed on September 28, 2005.
     All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at our web site, www.covantaholding.com, or by writing us at the following address or telephoning us at the number below:
Covanta Holding Corporation
Attn: Elizabeth O’Melia
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-4193
     You may also direct your requests via e-mail to eomelia@covantaholding.com.

Risk Factors
     Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.
Forward-Looking Statements
     This prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by us may contain statements that may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995, referred to as the “PSLRA” in this prospectus, or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act of 1933, the Exchange Act of 1934 and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our businesses described in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2005 and in registration statements and other securities filings by us and our subsidiaries.
     Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus and registration statement are made only as of the date hereof and we do not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Covanta Holding Corporation
     We are a holding company incorporated in Delaware on April 16, 1992. We changed our name as of September 20, 2005 from Danielson Holding Corporation to Covanta Holding Corporation. We primarily operate in the waste and energy markets through Covanta Energy. We acquired Covanta Energy on March 10, 2004 and acquired ARC Holdings (formerly known as American Ref-Fuel Holdings Corp.) and subsidiaries on June 24, 2005. Substantially all of our operations were conducted in the insurance industry prior to our acquisition of Covanta Energy through our indirect subsidiaries, NAICC and related entities.
     Covanta Energy develops, constructs, owns and operates for itself and others infrastructure for the conversion of waste-to-energy, waste disposal, independent power production and water treatment businesses in the United States and abroad. Following its acquisition of ARC Holdings, an owner and operator of six waste-to-energy projects and related businesses in the northeast United States, Covanta Energy owns or operates 55 energy generation facilities, 43 of which are in the United States and 12 of which are located outside of the United States. Covanta Energy’s energy generation facilities use a variety of fuels, including municipal solid waste, water (hydroelectric), natural gas, coal, wood waste, landfill gas and heavy fuel oil. Covanta Energy also owns or operates several businesses that are associated with its waste-to-energy business, including a waste procurement business, two landfills, and several waste transfer stations. Covanta Energy also operates one water treatment facility which is located in the United States.
     The nature of our business, the risks attendant to such business and the trends that we face have been significantly altered by the acquisitions of Covanta Energy and ARC Holdings. Accordingly, our financial results prior to the acquisitions of Covanta Energy in March 2004 and ARC Holdings in June 2005 are not directly comparable to current and future financial results.
     Our principal executive offices are located at 40 Lane Road, Fairfield, New Jersey 07004, and our telephone number is (973) 882-9000.
Use of Proceeds
     Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of our common stock by selling stockholders except as may otherwise be stated in an applicable prospectus supplement.
Description of The Securities
     We may issue from time to time, in one or more offerings the following securities:
•	shares of common stock, $0.10 par value per share;

•	shares of preferred stock, $0.10 par value per share;

•	warrants exercisable for common stock; or

•	debt securities, which may be senior or subordinated.
     We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, warrants, senior debt securities or subordinated debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.
Selling Stockholders
     Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 which are incorporated by reference.
Experts
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
     The consolidated financial statements of Quezon Power, Inc. as of December 31, 2005 and 2004, and for each of the years ended December 31, 2005, 2004 and 2003, incorporated by reference in this prospectus and registration statement have been audited by Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global, independent registered public accounting firm, as set forth in its report thereon incorporated by reference in this prospectus and registration statement and are incorporated in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.
     The audited historical financial statements as of December 31, 2004 and 2003, and for the year ended December 31, 2004, and the period from December 12, 2003 to December 31, 2003 of ARC Holdings and Subsidiaries included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005 have been incorporated by reference in this prospectus and registration statement in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The audited historical financial statements for the period from January 1, 2003 to December 12, 2003 of ARC Holdings and Subsidiaries included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005 have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of ARC Holdings and subsidiaries for the year ended December 31, 2002, included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005, have been incorporated by reference in this prospectus and registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. We have agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its report on ARC Holdings’ past consolidated financial statements incorporated by reference in this registration statement.
     The audited historical financial statements of Ref-Fuel Holdings LLC and subsidiaries as of December 31, 2004 and 2003, for the year ended December 31, 2004, and the period from December 12, 2003 to December 31, 2003, included in Exhibit 99.2 of our Current Report on Form 8-K dated April 7, 2005 have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The audited historical financial statements of Ref-Fuel Holdings LLC and subsidiaries for the period from January 1, 2003 to December 12, 2003 and for the year ended December 31, 2002, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Legal Matters
     The validity of the securities offered hereby will be passed upon for us by Neal, Gerber & Eisenberg LLP of Chicago, Illinois.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions. All amounts set forth below are estimates.

SEC registration fee	$		*

Legal fees and expenses		50,000	**

Accounting fees and expenses		40,000	**

Miscellaneous		10,000	**

Total		$100,000	**
     We will bear all of the foregoing expenses.

*	We are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**	Estimate
Item 15. Indemnification of Directors and Officers.
     Under Section 145 of Delaware General Corporation Law (“DGCL”), a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person’s service as a director or officer of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.
     As permitted by Section 145 of DGCL, our restated certificate of incorporation and by-laws authorize us to indemnify any officer, director and employee of ours against amounts paid or expenses incurred in connection with any action, suit or proceeding (other than any such action by or in the right of the corporation) to which such person is or is threatened to be made a party as a result of such positions if the Board of Directors or stockholders of or independent legal counsel to us, in a written opinion, determine that indemnification is proper.
     We have agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its report on ARC Holdings’ past consolidated financial statements incorporated by reference in this registration statement.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Report on 10-Q for the period ended September 30, 2005 and filed with the SEC on November 9, 2005).

3.2**	Amended and Restated Bylaws of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated September 7, 2004 and filed with the SEC on September 9, 2004).

4.1*	Form of Indenture for Senior Debt Securities.

4.2*	Form of Indenture for Subordinated Debt Securities.

4.3*	Form of Senior Debt Note.

4.4*	Form of Subordinated Debt Note.

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated May 11, 2006, by Ernst & Young LLP.

23.3	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc., dated May 12, 2006, by Sycip Gorres Velayo & Co., a Member Practice of Ernst & Young Global.

23.4	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings, Inc. and Subsidiaries, dated May 12, 2006, by PricewaterhouseCoopers LLP for their report dated March 15, 2006.

23.5	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings, Inc. and Subsidiaries, dated May 12, 2006 by PricewaterhouseCoopers LLP for their report dated June 30, 2004.

23.6	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings, Inc. and Subsidiaries, dated May 12, 2006, by KPMG LLP for their report dated April 11, 2003.

23.7	Consent of Independent Registered Public Accounting firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries, dated May 12, 2006 by PricewaterhouseCoopers LLP for their report dated March 15, 2005.

23.8	Consent of Independent Registered Public Accounting firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries dated May 12, 2006, by PricewaterhouseCoopers LLP for their report dated March 29, 2004.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.

**	Not filed herewith but incorporated herein by reference.

Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) with any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be the initial bona fide offering thereof.
          (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on May 16, 2006.

COVANTA HOLDING CORPORATION (Registrant)

By:	/s/ ANTHONY J. ORLANDO

Anthony J. Orlando
President and Chief Executive Officer
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, and each of them, with power to act without the other, such undersigned person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in his or her respective name, place and stead, in any and all capacities, to sign, execute and file this registration statement on Form S-3, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, or any other governmental or regulatory authority, granting unto each said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such undersigned person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on May 16, 2006 by the following persons in the capacities indicated:

Signature	Title

/S/ SAMUEL ZELL

Samuel Zell	Chairman of the Board

/S/ ANTHONY J. ORLANDO

Anthony J. Orlando	President and Chief Executive Officer and Director
(Principal Executive Officer)

/S/ CRAIG D. ABOLT

Craig D. Abolt	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

/S/ THOMAS E. BUCKS

Thomas E. Bucks	Vice President and Chief Accounting Officer
(Principal Accounting Officer)

/S/ DAVID M. BARSE

David M. Barse	Director

/S/ RONALD J. BROGLIO

Ronald J. Broglio	Director

/S/ PETER C.B. BYNOE

Peter C.B. Bynoe	Director

/S/ RICHARD L. HUBER

Richard L. Huber	Director

Signature	Title

/S/ WILLIAM C. PATE

William C. Pate	Director

/S/ ROBERT S. SILBERMAN

Robert S. Silberman	Director

/S/ JEAN SMITH

Jean Smith	Director

/S/ CLAYTON YEUTTER

Clayton Yeutter	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Report on 10-Q for the period ended September 30, 2005 and filed with the SEC on November 9, 2005).

3.2**	Amended and Restated Bylaws of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated September 7, 2004 and filed with the SEC on September 9, 2004).

4.1*	Form of Indenture for Senior Debt Securities.

4.2*	Form of Indenture for Subordinated Debt Securities.

4.3*	Form of Senior Debt Note.

4.4*	Form of Subordinated Debt Note.

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated May 11, 2006, by Ernst & Young LLP.

23.3	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc., dated May 12, 2006, by Sycip Gorres Velayo & Co., a Member Practice of Ernst & Young Global.

23.4	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings, Inc. and Subsidiaries, dated May 12, 2006, by PricewaterhouseCoopers LLP for their report dated March 15, 2006.

23.5	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings, Inc. and Subsidiaries, dated May 12, 2006 by PricewaterhouseCoopers LLP for their report dated June 30, 2004.

23.6	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings, Inc. and Subsidiaries, dated May 12, 2006, by KPMG LLP for their report dated April 11, 2003.

23.7	Consent of Independent Registered Public Accounting firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries, dated May 12, 2006 by PricewaterhouseCoopers LLP for their report dated March 15, 2005.

23.8	Consent of Independent Registered Public Accounting firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries dated May 12, 2006, by PricewaterhouseCoopers LLP for their report dated March 29, 2004.

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.

**	Not filed herewith but incorporated herein by reference.